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                                                            EXHIBIT 23.1





                CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Unit Corporation on Form S-3 (File No. ______________) of our report dated February 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Unit Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Independent Public Accountants."





                                        Coopers & Lybrand L.L.P.


Tulsa, Oklahoma
December 12, 1997